Exhibit 13.1

SECTION 1350 CERTIFICATION (CEO)

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to the Annual Report on Form 20-F/A of VivoPower International PLC (the “Company”) for the fiscal year ended March 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. Philip Comberg, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

 (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 1, 2017

By:	/s/ Dr. Philip Comberg
Dr. Philip Comberg
Chief Executive Officer (Principal Executive Officer)